As filed with the Securities and Exchange Commission on August 8, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UNIVERSAL ELECTRONICS INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0204817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15147 N. Scottsdale Road, Suite H300	85254-2494
Scottsdale, Arizona	(Zip code)
(Address of principal executive offices)

UNIVERSAL ELECTRONICS INC. AMENDED AND RESTATED 2018 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Richard A. Firehammer, Jr.
Senior Vice President, General Counsel
Universal Electronics Inc.
15147 N. Scottsdale Road, Suite H300
Scottsdale, Arizona 85254-2494
(Name and address of agent for service)

(480) 530-3000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer		Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Universal Electronics Inc. (the “Company”) hereby files this registration statement on Form S-8 to register an additional 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) under the Universal Electronics Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (the “Plan”) for which previously filed registration statements on Form S-8 relating to the Plan are effective. Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-227594) filed by the Company on September 26, 2018 and the Registration Statement on Form S-8 (Registration No. 333-258488) filed by the Company on August 5, 2021, including, in each case, all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company, previously filed with the Securities and Exchange Commission (the "Commission"),(File No. 0-21044), are incorporated herein by reference:

1.the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

2.the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024;

3.the Company’s Current Reports on Form 8-K filed on January 22, 2024, June 4, 2024 and June 13, 2024; and

4.the description of the Company’s Common Stock contained in the registration statement on Form 8-A dated June 6, 1995, as amended by the description of the Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. The Company does not and will not, however, incorporate by reference in this registration statement any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K, unless, and except to the extent, specified in such Current Reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 Registration Statement filed on or about December 24, 1992 (Registration No. 33-56358)) (paper file)
4.2
Certificate of Amendment, dated June 2, 1995, to the Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 (Registration No. 0-21044)) (paper file)

4.3
Certificate of Amendment, dated July 26, 2000, to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 13, 2018 (File No. 0-21044))

4.4
Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 13, 2018 (File No. 0-21044))

4.5	Universal Electronics Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (filed herewith)
5.1	Opinion of Jones Day regarding the validity of the securities being registered (filed herewith)
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Jones Day (included in Exhibit 5.1)
107	Calculation of Filing Fee Tables

ITEM 9. UNDERTAKINGS

A.     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 8th day of August, 2024.

UNIVERSAL ELECTRONICS INC.

By:	/s/ Paul D. Arling
Paul D. Arling
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 8, 2024.

NAME & TITLE	SIGNATURE

Paul D. Arling Chairman and Chief Executive Officer and Director (principal executive officer)	/s/ Paul D. Arling

Bryan M. Hackworth Chief Financial Officer (principal financial officer and principal accounting officer)	/s/ Bryan M. Hackworth

William C. Mulligan Lead Director	/s/ William C. Mulligan

Satjiv S. Chahil Director	/s/ Satjiv S. Chahil

Sue Ann R. Hamilton Director	/s/ Sue Ann R. Hamilton

Romulo C. Pontual Director	/s/ Romulo C. Pontual

Eric B. Singer Director

Edward K. Zinser Director	/s/ Edward K. Zinser

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